Exhibit 23.3

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph indicating substantial doubt as to the Company's ability to continue as a going concern, dated March 19, 1999, except for Note 16, for which the date is April 9, 1999, on our audits of the consolidated financial statements of Attitude Network, Ltd. and its subsidiary. We also consent to the references to our Firm under the captions "Experts".


/s/ PricewaterhouseCoopers LLP


Tampa, Florida
April 9, 1999